Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of Alpha Predictions, LLP

On June 30, 2019, mPhase Technologies, Inc. (the “Company”) successfully completed its previously announced acquisition of 99% of the outstanding stock of Alpha Predictions, LLP, (“Alpha Predictions”) from Snehalkumar Santosh Kadam, Smita Dinakar Shinde, Anuj Kumar Saxena, and Dhananjay Rajendra Adik (collectively, the “Sellers”) in exchange for cash of approximately $1,400 (USD), (99,000 INR), pursuant to a Share Purchase Agreement (“SPA”) entered into on June 30, 2019.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of the Company, which were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 gives effect to the acquisition, as if it had occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2019 and for the fiscal year ended June 30, 2018, give effect to the acquisition, as if it had occurred on July 1, 2017, the first day of the previous fiscal year.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances.

The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and Quarterly Report on Form 10-Q for the third quarter of fiscal year 2019 ended March 31, 2019. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the Company’s results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not assert to project the Company’s results of operations or financial condition for any future period or as of any future date.

FORWARD LOOKING STATEMENT: The unaudited pro forma condensed combined financial statements and the accompanying notes to the financial statements contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in these pro forma condensed combined financial statements and the accompanying notes to the financial statements, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations; uncertainty regarding our overall ability to compete effectively in a highly complex, rapidly developing, [capital intensive] and competitive industry. See “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

mPHASE TECHNOLOGIES, INC.

Pro Forma Condensed Combined Balance Sheets

(Unaudited)

As of March 31, 2019

	Historical
	mPhase Technologies, Inc. (as reported)	Alpha Predictions, LLP (see Note (a))	Pro Forma Adjustments	Notes	Combined Pro Forma
ASSETS
CURRENT ASSETS
Cash	$25,344	$3,127	$(1,438)	(a)	$27,033
Accounts receivable, net	-	26,953	-	(a)	26,953
Prepaid expenses	3,686	7,487	-	(a)	11,173
TOTAL CURRENT ASSETS	29,030	37,567	(1,438)		65,159
Property and equipment, net	-	11,048	-	(a)	11,048
Intangible asset - internal-use software	-	2,905,668	-	(a)(b)	2,905,668
Other assets	800	2,180	(2,180)	(a)(c)	800
TOTAL ASSETS	$29,830	$2,956,463	(3,618)		$2,982,675

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable	$359,713	$4,538	$-	(a)	$364,251
Accrued expenses and other liabilities	235,864	2,907,199	-	(a)(b)	3,143,063
Provision for income taxes	-	7,713	-	(a)	7,713
Due to related parties	32,545	-	-		32,545
Notes payable, Officers	53,712	-	-		53,712
Notes payable, Director and Investor	4,478	-	-		4,478
Current Portion, Liabilities, in arrears, with convertible features	112,333	-	-		112,333
Current Portion, Liabilities, in arrears, - Judgement Settlement Agreement	310,910	-	-		310,910
Liabilities of discontinued operations	133,868	-	-		133,868
TOTAL CURRENT LIABILITIES	1,243,423	2,919,450	-		4,162,873

Long term portion, Liabilities, in arrears, - Judgement settlement agreement	580,000	-	-		580,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock	114,817	-	-		114,817
Additional Paid in Capital	211,466,587	-			211,466,587
Preferred stock	1	-	-		1
(Accumulated deficit) Retained earnings	(213,374,998)	-	33,395	(a)	(213,341,603)
Equity of acquiree	-	37,013	(37,013)	(a)	-
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,793,593)	37,013	(3,618)		(1,760,198)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$29,830	$2,956,463	$(3,618)		$2,982,675

mPHASE TECHNOLOGIES, INC.

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

For the Nine Months Ended March 31, 2019

	Historical
	mPhase Technologies, Inc. (as reported)	Alpha Predictions, LLP	Pro Forma Adjustments	Notes	Combined Pro Forma
REVENUES	$-	$1,540,945	$-		$1,540,945
COST OF REVENUES	-	1,345,237	-		1,345,237
Gross profit	-	195,708	-		195,708

COSTS AND EXPENSES
Selling, general and administrative	1,541,960	174,314	-		1,716,274
Depreciation and amortization	-	2,986	726,417	(b)	729,403
Total costs and expenses	1,541,960	177,300	726,417		2,445,677

OPERATING (LOSS) INCOME	(1,541,960)	18,409	(726,417)		(2,249,968)

OTHER (EXPENSE) INCOME
Interest Expense	(155,912)	-	-		(155,912)
Gain on debt extinguishments	16,279	-	-		16,279
Total other (expense) income	(139,633)	-	-		(139,633)

(LOSS) INCOME FROM CONTINUING OPERATIONS, BEFORE TAXES	(1,681,593)	18,409	(726,417)		(2,389,601)

Income taxes	-	5,744	-		5,744

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$(1,681,593)	$12,665	$(726,417)		$(2,395,345)

Basic and diluted (loss) per share from continuing operations	$(0.22)				$(0.32)

Weighted Average Number of Shares Outstanding:
Basic	7,496,294				7,496,294
Diluted	7,496,294				7,496,294

mPHASE TECHNOLOGIES, INC.

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

For the Year Ended June 30, 2018

	Historical
	mPhase Technologies, Inc. (as reported)	Alpha Predictions, LLP	Pro Forma Adjustments	Notes	Combined Pro Forma
REVENUES	$-	$1,245,556	$-		$1,245,556
COST OF REVENUES	-	1,039,543	-		1,039,543
Gross profit	-	206,013	-		206,013

COSTS AND EXPENSES
Selling, general and administrative	734,343	184,023	-		918,366
Depreciation and amortization	683	4,307	968,556	(b)	973,546
Total costs and expenses	735,026	188,330	968,556		1,891,912

OPERATING (LOSS) INCOME	(735,026)	17,684	(968,556)		(1,685,898)

OTHER (EXPENSE) INCOME
Interest Expense	(246,162)	-	-		(246,162)
Gain on debt extinguishments	1,107,922	-	-		1,107,922
Total other (expense) income	861,760	-	-		861,760

INCOME (LOSS) FROM CONTINUING OPERATIONS, BEFORE TAXES	126,734	17,684	(968,556)		(824,138)

Income taxes	-	5,517	-		5,517

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$126,734	$12,166	$(968,556)		$(829,656)

Income (Loss) per share from continuing operations
Basic	$0.00				$(0.00)
Diluted	$0.00				$(0.00)

Weighted Average Number of Shares Outstanding:
Basic	16,684,055,107				16,684,055,107
Diluted	18,000,000,000				16,684,055,107

mPHASE TECHNOLOGIES, INC.

Notes to the Pro Forma Condensed Combined Financial Statements

(Unaudited)

(a)	Historical balance sheet amounts for Alpha Predictions, LLP are as of June 30, 2019 (the acquisition date) and are representative of the estimated fair values of the assets acquired and liabilities assumed. The Company is currently evaluating the fair values of the assets acquired and liabilities assumed. The preliminary estimates and measurements are, therefore, subject to change during the measurement period for tax adjustments.

The consideration transferred in the acquisition was cash of approximately $1,400 (USD), (99,000 INR). The Company was able to negotiate a bargain purchase because the acquisition was completed with motivated sellers who wish to concentrate on other areas of their business. Because of this, the fair value of identifiable assets acquired and liabilities assumed exceeded the fair value of the consideration transferred. Consequently, the Company reassessed the recognition and measurement of identifiable assets acquired and liabilities assumed and concluded that all acquired assets and assumed liabilities were recognized and that the valuation procedures and resulting measures were appropriate. As a result, the Company recognized a gain of $33,395. The gain is included in retained earnings in the pro forma condensed combined balance sheets.

The bargain purchase gain is omitted from the pro forma condensed combined statements of operations, as pro forma adjustments to income only include items that will have a continuing impact on the Company.

(b)	The estimated fair value of intangible asset - internal-use software is $2.9 million. The expected useful life assigned to it is 3 years, and amortization is recognized using a straight-line basis. The software was placed in service immediately following the acquisition.

A corresponding liability of $2.9 million is recorded in accrued expenses and other liabilities, representing a third-party payable to the software vendor.

(c)	The existing lease of Alpha Predictions, LLP was not assumed as part of the acquisition. As such, the related security deposit was removed from the pro forma condensed combined balance sheets.